Exhibit 99.1

Marvell Technology Group Ltd. Reports Second Quarter of Fiscal Year 2019
Financial Results

Santa Clara, Calif. (September 6, 2018) - Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today reported financial results for the second fiscal quarter of fiscal year 2019.
Marvell completed the acquisition of Cavium Inc. (“Cavium”) on July 6, 2018 (“the acquisition date”), approximately four weeks before the end of the second quarter of fiscal year 2019. Marvell's results for the second quarter of fiscal 2019 include the results of Cavium from the acquisition date, while the prior periods presented do not.
Financial highlights presented below are for the combined company and Marvell stand-alone (excluding Cavium results) for the second quarter of fiscal year 2019 (in thousands, except percentages and per share amounts). We are providing the Marvell stand-alone non-GAAP results on a one time basis this quarter in light of the fact that our previously provided financial outlook for the second quarter excluded any impact of the Cavium acquisition.

	Three Months Ended August 4, 2018
	Combined GAAP	Combined Non-GAAP	Marvell Stand-alone Non-GAAP
Net revenue	$665,310	$665,310	$623,963

Gross margin	56.7%	63.7%	63.5%

Operating margin	(1.2)%	26.7%	30.1%

Net income	$6,759	$161,961	$183,349

Diluted net income per share	$0.01	$0.28	$0.35
The financial outlook for the third quarter of fiscal year 2019 includes expected results of Cavium for the full quarter.
Revenue for the second quarter of fiscal 2019 was $665 million.
GAAP net income from continuing operations for the second quarter of fiscal 2019 was $7 million, or $0.01 per diluted share. Non-GAAP net income from continuing operations for the second quarter of fiscal 2019 was $162 million, or $0.28 per diluted share. Cash flow from operations for the second quarter was $62 million.

“Marvell standalone delivered strong second-quarter financial results. We achieved our operating margin target 18 months ahead of plan,” said Matt Murphy, Marvell's President and Chief Executive Officer. “During the quarter, we also took another major step in our transformation by closing the acquisition of Cavium, on schedule with our original plan. Our combined talent and portfolio now positions Marvell to lead some of the most exciting trends driving growth in the infrastructure market, including Cloud and Edge computing, 5G and automotive.”

Third Quarter of Fiscal 2019 Financial Outlook

•	Revenue is expected to be $825 million to $865 million.

•	GAAP gross margin is expected to be in the range of 44% to 45%.

•	Non-GAAP gross margin is expected to be in the range of 64% to 65%.

•	GAAP operating expenses are expected to be $390 million to $400 million.

•	Non-GAAP operating expenses are expected to be $300 million to $305 million.

•	GAAP diluted EPS from continuing operations is expected to be in the range of $(0.08) to $(0.04) per share.

•	Non-GAAP diluted EPS from continuing operations is expected to be in the range of $0.30 to $0.34 per share.

Conference Call
Marvell will conduct a conference call on Thursday, September 6, 2018 at 1:45 p.m. Pacific Time to discuss results for the second quarter of fiscal 2019. Interested parties may join the conference call by dialing 1-844-647-5488 or 1-615-247-0258, pass-code 5196554. The call will be webcast by Thomson Reuters and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/ with a replay available following the call until Friday, September 14, 2018.

Discussion of Non-GAAP Financial Measures
Non-GAAP financial measures exclude the effect of share-based compensation expense, amortization of the inventory fair value step up, amortization and write-off of acquired intangible assets, acquisition-related costs, restructuring and other related charges, litigation settlement, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core business.
Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell's estimated annual GAAP income tax forecast, adjusted to account for items excluded from GAAP income in calculating Marvell's non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency. Marvell's non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; significant changes in Marvell's geographic mix of revenue and expenses; or changes to Marvell's corporate structure. For the second quarter of fiscal 2019, a non-GAAP tax rate of 4% has been applied to the non-GAAP financial results.
Non-GAAP diluted net income per share from continuing operations is calculated by dividing non-GAAP net income from continuing operations by non-GAAP weighted average shares outstanding (diluted). For purposes of calculating non-GAAP diluted net income per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of share-based compensation expected to be incurred in future periods but not yet recognized in the financial statements. The expected compensation costs are treated as additional proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.
Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.
Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•	Management’s evaluation of Marvell’s operating performance;

•	Management’s establishment of internal operating budgets;

•	Management’s performance comparisons with internal forecasts and targeted business models; and

•	Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. Marvell expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from Marvell’s non-GAAP net income should not be construed as an inference that these costs are unusual, infrequent or non-recurring.
Marvell stand-alone non-GAAP results represent combined non-GAAP results after excluding Cavium results for the portion of the second quarter falling after the acquisition date. We are providing the Marvell stand-alone non-GAAP results on a one time basis for the second quarter of fiscal 2019 in light of the fact that our previously provided financial outlook for the second quarter excluded any impact of the Cavium acquisition.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including: the impact on future performance of Marvell’s newly announced products; Marvell’s expectations regarding its second quarter of fiscal 2019 financial outlook; and Marvell’s use of non-GAAP financial measures as important supplemental information. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: the effect of the announcement or pendency of the consummation of our acquisition of Cavium on the combined company's business relationships, operating results, and business generally; potential difficulties in Cavium employee retention as a result of the transaction; the ability of Marvell to successfully integrate Cavium’s operations and product lines; the ability of Marvell to implement its plans, forecasts, and other expectations with respect to Cavium’s business and realize the anticipated synergies and cost savings in the time frame anticipated or at all, and identify and realize additional opportunities; the risk of downturns in the highly cyclical semiconductor industry; Marvell’s dependence upon the storage and networking markets, which are highly cyclical and intensely competitive; the outcome of pending or future litigation and legal and regulatory proceedings; Marvell’s dependence on a small number of customers; severe financial hardship or bankruptcy of one or more of Marvell’s major customers; Marvell’s ability and the ability of its customers to successfully compete in the markets in which it serves; Marvell’s reliance on independent foundries and subcontractors for the manufacture, assembly and testing of its products; Marvell’s ability and its customers’ ability to develop new and enhanced products and the adoption of those products in the market; decreases in gross margin and results of operations in the future due to a number of factors; Marvell’s ability to estimate customer demand and future sales accurately; Marvell’s ability to scale its operations in response to changes in demand for existing or new products and services; the impact of international conflict and continued economic volatility in either domestic or foreign markets; the effects of transitioning to smaller geometry process technologies; the risks associated with manufacturing and selling a majority of products and customers’ products outside of the United States; risks associated with acquisition and consolidation activity in the semiconductor industry; the impact of any change in the income tax laws in jurisdictions where Marvell operates and the loss of any beneficial tax treatment that Marvell currently enjoys; the effects of any potential acquisitions or investments; Marvell’s ability to protect its intellectual property; the impact and costs associated with changes in international financial and regulatory conditions; Marvell’s maintenance of an effective system of internal controls; and other risks detailed in Marvell’s SEC filings from time to time. For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in Marvell’s Annual Report on Form 10-K for the fiscal year ended February 3, 2018 as filed with the SEC on March 29, 2018, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

About Marvell
Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the Company’s storage, networking and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology Group Ltd.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	August 4, 2018	May 5, 2018	July 29, 2017	August 4, 2018	July 29, 2017
Net revenue	$665,310	$604,631	$604,750	$1,269,941	$1,177,459
Cost of goods sold	288,200	228,938	239,572	517,138	466,770
Gross profit	377,110	375,693	365,178	752,803	710,689

Operating expenses:
Research and development	216,285	176,734	180,871	393,019	368,967
Selling, general and administrative	133,701	72,313	55,659	206,014	110,763
Restructuring related charges	35,415	1,567	4,285	36,982	5,171
Total operating expenses	385,401	250,614	240,815	636,015	484,901
Operating income from continuing operations	(8,291)	125,079	124,363	116,788	225,788
Interest income	3,575	6,069	3,830	9,644	7,342
Interest expense	(15,795)	(244)	(80)	(16,039)	(131)
Other income (loss), net	(2,701)	1,471	3,438	(1,230)	3,310
Interest and other income (loss), net	(14,921)	7,296	7,188	(7,625)	10,521
Income from continuing operations before income taxes	(23,212)	132,375	131,551	109,163	236,309
Provision (benefit) for income taxes	(29,971)	3,763	(3,899)	(26,208)	1,267
Income from continuing operations, net of tax	6,759	128,612	135,450	135,371	235,042
Income from discontinued operations, net of tax	—	—	29,809	—	36,838
Net income	$6,759	$128,612	$165,259	$135,371	$271,880

Net income per share — Basic:
Continuing operations	$0.01	$0.26	$0.27	$0.26	$0.47
Discontinued operations	$—	$—	$0.06	$—	$0.07
Net income per share - Basic	$0.01	$0.26	$0.33	$0.26	$0.54

Net income per share — Diluted:
Continuing operations	$0.01	$0.25	$0.26	$0.25	$0.46
Discontinued operations	$—	$—	$0.06	$—	$0.07
Net income per share - Diluted	$0.01	$0.25	$0.32	$0.25	$0.53

Weighted average shares:
Basic	552,238	497,335	500,817	524,787	502,303
Diluted	562,149	508,716	510,309	535,433	513,951

Marvell Technology Group Ltd.
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	August 4, 2018	February 3, 2018
Assets
Current assets:
Cash and cash equivalents	$498,659	$888,482
Short-term investments	25,000	952,790
Accounts receivable, net	443,276	280,395
Inventories	473,429	170,039
Prepaid expenses and other current assets	72,388	41,482
Assets held for sale	31,182	30,767
Total current assets	1,543,934	2,363,955
Property and equipment, net	327,645	202,222
Goodwill	5,497,608	1,993,310
Acquired intangible assets, net	2,718,061	—
Other non-current assets	275,598	148,800
Total assets	$10,362,846	$4,708,287

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$196,297	$145,236
Accrued liabilities	277,098	86,958
Accrued employee compensation	127,381	127,711
Deferred income	3,511	61,237
Liabilities held for sale	3,935	—
Total current liabilities	608,222	421,142
Long-term debt	1,878,617	—
Non-current income taxes payable	52,438	56,976
Deferred tax liabilities	114,312	52,204
Other non-current liabilities	44,191	36,552
Total liabilities	2,697,780	566,874

Shareholders’ equity:
Common stock	1,316	991
Additional paid-in capital	6,153,890	2,733,292
Accumulated other comprehensive loss	—	(2,322)
Retained earnings	1,509,860	1,409,452
Total shareholders’ equity	7,665,066	4,141,413
Total liabilities and shareholders’ equity	$10,362,846	$4,708,287

Marvell Technology Group Ltd. Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)

	Three Months Ended		Six Months Ended
	August 4, 2018	July 29, 2017	August 4, 2018	July 29, 2017
Cash flows from operating activities:
Net income	$6,759	$165,259	$135,371	$271,880
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26,754	20,444	47,097	41,186
Share-based compensation	59,392	22,422	83,244	46,439
Amortization and write-off of acquired intangible assets	25,939	1,065	25,939	2,136
Amortization of inventory fair value adjustment associated with acquisition of Cavium	22,933	—	22,933	—
Amortization of deferred debt issuance costs and debt discounts	7,073	—	7,073	—
Restructuring related impairment charges (gain)	1,993	70	1,993	(446)
Gain from investment in privately-held company	—	(750)	(1,100)	(750)
Amortization of premium /discount on available-for-sale securities	(537)	597	624	803
Other non-cash expense (income), net	3,414	(1,398)	4,227	(1,423)
Deferred income taxes	(22,238)	2,008	(21,414)	2,791
Gain on sale of property and equipment	(137)	(341)	(120)	(283)
Gain on sale of discontinued operations	—	(34,032)	—	(42,187)
Gain on sale of business	—	(5,254)	—	(5,254)
Changes in assets and liabilities:
Accounts receivable	(1,356)	(14,550)	(48,749)	(36,313)
Inventories	4,186	(3,170)	6,866	(14,712)
Prepaid expenses and other assets	(5,396)	2,460	(19,504)	7,854
Accounts payable	(15,015)	(27,455)	(271)	3,968
Accrued liabilities and other non-current liabilities	(32,468)	(21,793)	(11,232)	(33,418)
Accrued employee compensation	(19,429)	(846)	(41,539)	(8,375)
Deferred income	68	(3,732)	(729)	1,284
Net cash provided by operating activities	61,935	101,004	190,709	235,180
Cash flows from investing activities:
Purchases of available-for-sale securities	(1,499)	(177,811)	(14,956)	(376,227)
Sales of available-for-sale securities	553,623	37,936	623,896	116,700
Maturities of available-for-sale securities	59,165	87,377	187,985	169,612
Return of investment from privately-held companies	—	2,388	—	2,388
Purchases of time deposits	—	(75,000)	(25,000)	(150,000)
Maturities of time deposits	75,000	75,000	150,000	150,000
Purchases of technology licenses	(903)	(608)	(1,263)	(1,701)
Purchases of property and equipment	(20,801)	(4,803)	(34,389)	(14,544)
Proceeds from sales of property and equipment	212	1,054	223	1,739
Cash payment for acquisition of Cavium, net of cash and cash equivalents acquired	(2,649,465)	—	(2,649,465)	—
Net proceeds from sale of discontinued operations	—	41,976	—	72,205
Net proceeds from sale of business	1,250	—	1,250	—
Other	—	—	(5,000)	—
Net cash used in investing activities	(1,983,418)	(12,491)	(1,766,719)	(29,828)
Cash flows from financing activities:
Repurchases of common stock	—	(221,265)	—	(387,558)
Proceeds from employee stock plans	33,525	77,872	44,580	97,811
Minimum tax withholding paid on behalf of employees for net share settlement	(12,883)	(3,005)	(36,776)	(24,814)
Dividend payments to shareholders	(39,383)	(30,095)	(69,181)	(60,086)
Payments on technology license obligations	(9,017)	(7,481)	(29,478)	(14,296)
Proceeds from issuance of debt	1,892,605	—	1,892,605	—
Principal payments of debt	(606,128)	—	(606,128)	—
Payment of equity and debt financing costs	(5,835)	—	(9,435)	—
Net cash provided by (used in) financing activities	1,252,884	(183,974)	1,186,187	(388,943)
Net decrease in cash and cash equivalents	(668,599)	(95,461)	(389,823)	(183,591)
Cash and cash equivalents at beginning of period	1,167,258	725,962	888,482	814,092
Cash and cash equivalents at end of period	$498,659	$630,501	$498,659	$630,501

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	August 4, 2018	May 5, 2018	July 29, 2017	August 4, 2018	July 29, 2017
GAAP gross profit:	$377,110	$375,693	$365,178	$752,803	$710,689
Special items:
Share-based compensation	4,748	1,905	1,810	6,653	3,236
Amortization of and write-off acquired intangible assets	18,984	—	—	18,984	—
Other cost of goods sold (a)	22,933	—	3,000	22,933	3,000
Total special items	46,665	1,905	4,810	48,570	6,236
Non-GAAP gross profit	$423,775	$377,598	$369,988	$801,373	$716,925

GAAP gross margin	56.7%	62.1%	60.4%	59.3%	60.4%
Non-GAAP gross margin	63.7%	62.5%	61.2%	63.1%	60.9%

Total GAAP operating expenses	$385,401	$250,614	$240,815	$636,015	$484,901
Special items:
Share-based compensation	(68,675)	(21,947)	(19,557)	(90,622)	(39,870)
Restructuring related charges (b)	(35,415)	(1,567)	(4,285)	(36,982)	(5,171)
Amortization of and write-off acquired intangible assets	(6,955)	—	(1,065)	(6,955)	(2,136)
Other operating expenses (c)	(28,229)	(15,252)	(1,687)	(43,481)	(3,990)
Total special items	(139,274)	(38,766)	(26,594)	(178,040)	(51,167)
Total non-GAAP operating expenses	$246,127	$211,848	$214,221	$457,975	$433,734

GAAP operating margin	(1.2)%	20.7%	20.6%	9.2%	19.2%
Other cost of goods sold (a)	3.5%	—%	0.5%	1.9%	0.3%
Share-based compensation	11.0%	3.9%	3.5%	7.7%	3.7%
Restructuring related charges (b)	5.3%	0.3%	0.7%	2.9%	0.4%
Amortization and write-off of acquired intangible assets	3.9%	—%	0.2%	2.0%	0.2%
Other operating expenses (c)	4.2%	2.5%	0.3%	3.3%	0.3%
Non-GAAP operating margin	26.7%	27.4%	25.8%	27.0%	24.1%

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	August 4, 2018	May 5, 2018	July 29, 2017	August 4, 2018	July 29, 2017
GAAP interest and other income (loss), net	$(14,921)	$7,296	$7,188	$(7,625)	$10,521
Special items:
Restructuring related items (d)	(121)	(1,512)	(3,085)	(1,633)	(3,085)
Issuance cost related to terminated standby loan	6,104	—	—	6,104	—
Total special items	5,983	(1,512)	(3,085)	4,471	(3,085)
Total non-GAAP interest and other income (loss), net	$(8,938)	$5,784	$4,103	$(3,154)	$7,436

GAAP net income	$6,759	$128,612	$165,259	$135,371	$271,880
Less: Income from discontinued operations, net of tax	—	—	29,809	—	36,838
GAAP net income from continuing operations	6,759	128,612	135,450	135,371	235,042
Special items:
Other cost of goods sold (a)	22,933	—	3,000	22,933	3,000
Share-based compensation	73,423	23,852	21,367	97,275	43,106
Restructuring related charges in operating expenses (b)	35,415	1,567	4,285	36,982	5,171
Restructuring related items in interest and other income, net (d)	(121)	(1,512)	(3,085)	(1,633)	(3,085)
Amortization of and write-off acquired intangible assets	25,939	—	1,065	25,939	2,136
Issuance cost related to terminated standby loan	6,104	—	—	6,104	—
Other operating expenses (c)	28,229	15,252	1,687	43,481	3,990
Pre-tax total special items	191,922	39,159	28,319	231,081	54,318
Other income tax effects and adjustments (e)	(36,720)	(3,098)	(10,298)	(39,818)	(10,362)
Non-GAAP net income from continuing operations	$161,961	$164,673	$153,471	$326,634	$278,998

Weighted average shares — basic	552,238	497,335	500,817	524,787	502,303
Weighted average shares — diluted	562,149	508,716	510,309	535,433	513,951
Non-GAAP adjustment	13,123	6,871	9,129	9,997	7,345
Non-GAAP weighted average shares — diluted (f)	575,272	515,587	519,438	545,430	521,296

Marvell Technology Group Ltd. Reconciliations from GAAP to Non-GAAP (Unaudited) (In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	August 4, 2018	May 5, 2018	July 29, 2017	August 4, 2018	July 29, 2017
GAAP diluted net income per share from continuing operations	$0.01	$0.25	$0.26	$0.25	$0.46
Non-GAAP diluted net income per share from continuing operations	$0.28	$0.32	$0.30	$0.60	$0.54

(a)
Other costs of goods sold in the three and six months ended August 4, 2018 include amortization of the Cavium inventory fair value step up. Other cost of goods sold in the three and six months ended July 29, 2017 include charges for past intellectual property licensing matters.

(b)	Restructuring related charges include employee severance, facilities related costs, and impairment of equipment.

(c)
Other operating expenses primarily include Cavium merger costs and costs of retention bonuses offered to employees who remained through the ramp down of certain operations due to restructuring actions.

(d)	Interest and other income, net includes restructuring related items such as foreign currency remeasurement associated with restructuring related accruals.

(e)	Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 4%.

(f)
Non-GAAP diluted share count excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the Company's financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Marvell Technology Group Ltd.
Reconciliations from Combined Non-GAAP to Marvell Stand-alone Non-GAAP (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended August 4, 2018
	Combined Non-GAAP*	Less: non-GAAP Results Attributable to Cavium Acquisition	Marvell Stand-alone Non-GAAP*
Net revenue	$665,310	$41,347	$623,963
Gross profit	$423,775	$27,808	$395,967
Total operating expenses	$246,127	$38,251	$207,876
Interest and other income (loss), net	$(8,938)	$(11,836)	$2,898
Net income (loss)	$161,961	$(21,388)	$183,349

Diluted net income (loss) per share	$0.28	$(0.07)	$0.35

Diluted weighted average shares	575,272	55,636	519,636
*Combined Non-GAAP net revenue is equal to GAAP net revenue. See “Reconciliations from GAAP to Non-GAAP (Unaudited)” for a reconciliation of other Combined Non-GAAP results to GAAP results for the period.

Quarterly Revenue Trend (Unaudited)
(In thousands)

	Three Months Ended			% Change
	August 4, 2018*	May 5, 2018	July 29, 2017	YoY	QoQ
Storage (1)	$335,764	$317,069	$311,501	8%	6%
Networking (2)	283,330	244,228	245,821	15%	16%
Total Core	619,094	561,297	557,322	11%	10%
Other (3)	46,216	43,334	47,428	(3)%	7%
Total Revenue	$665,310	$604,631	$604,750	10%	10%
* Results for the three months ended August 4, 2018 include total Cavium revenue from the period July 6, 2018 to August 4, 2018.

	Three Months Ended
% of Total	August 4, 2018	May 5, 2018	July 29, 2017
Storage (1)	50%	52%	52%
Networking (2)	43%	40%	41%
Total Core	93%	92%	93%
Other (3)	7%	8%	7%
Total Revenue	100%	100%	100%

(1) Storage products are comprised primarily of HDD and SSD Controllers, Fibre Channel Adapters and Data Center Storage Solutions.
(2) Networking products are comprised primarily of Ethernet Switches, Ethernet Transceivers, Ethernet NICs, Embedded Communication Processors, Automotive Ethernet, Security Adapters and Processors as well as WiFi solutions including WiFi only, WiFi/Bluetooth combos and WiFi Microcontroller combos. In addition, this grouping includes a few legacy product lines in which we no longer invest, but will generate revenue for several years.

(3) Other products are comprised primarily of Printer Solutions, Application Processors and others.

For further information, contact:
Ashish Saran
Vice President, Investor Relations
408-222-0777
ir@marvell.com